PURCHASE AGREEMENT

                         DATED AS OF SEPTEMBER __, 1999

                       BETWEEN ERUPTOR ENTERTAINMENT, INC.

                          AND THE PURCHASERS SET FORTH

                          ON THE SIGNATURE PAGES HERETO
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                                TABLE OF CONTENTS

                                                                            Page

Section 1 Authorization and Closing .........................................1

  1A. Authorization of the Preferred Stock...................................1

  1B. Purchase and Sale of the Preferred Stock...............................1

  1C. The Closing............................................................1

Section 2 Conditions of Each Purchaser's Obligation at the Closing ..........2

  2A. Representations and Warranties; Covenants..............................2

  2B. Articles of Incorporation..............................................2

  2C. Registration Agreement.................................................2

  2D. Sale of Preferred Stock to Each Purchaser..............................2

  2E. Securities Law Compliance..............................................3

  2F. Closing Documents......................................................3

  2G. Proceedings............................................................3

  2H. Waiver.................................................................4

Section 3 Covenants .........................................................4

  3A. Financial Statements and Other Information.............................4

  3B. Designation of Directors...............................................6

  3C. Affirmative Covenants..................................................6

  3D. Compliance with Agreements.............................................7

  3E. Reservation of Common Stock............................................7

  3F. Intellectual Property Rights...........................................7

  3G. Rights of First Refusal and Preemptive Rights..........................8

  3H. Redemptions; Dividends................................................11

Section 4 Representations and Warranties of the Company ....................11

  4A. Organization, Corporate Power and Licenses............................11

  4B. Capital Stock and Related Matters.....................................12

  4C. Subsidiaries; Investments.............................................12


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  4D. Authorization; No Breach..............................................13

  4E. Contracts and Commitments.............................................13

  4F. Intellectual Property Rights..........................................15

  4G. Litigation, etc.......................................................16

  4H. Brokerage.............................................................16

  4I. Governmental Consent, etc.............................................17

  4J. Insurance.............................................................17

  4K. Compliance with Laws..................................................17

  4L. Taxes.................................................................17

  4M. Employees.............................................................18

  4N. Year 2000.............................................................18

  4O. Closing Date..........................................................19

Section 5 Definitions ......................................................19

  5A. Definitions...........................................................20

Section 6 Miscellaneous ....................................................21

  6A. Expenses..............................................................21

  6B. Purchaser's Representations...........................................22

  6C. Consent to Amendments.................................................23

  6D. Survival of Representations and Warranties............................24

  6E. Successors and Assigns................................................24

  6F. Severability..........................................................24

  6G.Counterparts...........................................................24

  6H. Descriptive Headings; Interpretation..................................24

  6I. Governing Law.........................................................24

  6J. Notices...............................................................24

  6K. No Strict Construction................................................25

Attachments

Schedule of Wire Transfer Instructions
Schedule of Purchasers
List of Exhibits
List of Disclosure Schedules


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                           ERUPTOR ENTERTAINMENT, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

            THIS AGREEMENT is made as of September __, 1999, between Eruptor Entertainment, Inc., a California corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 5 hereof.

            The parties hereto agree as follows:

Section 1 Authorization and Closing.

            1A. Authorization of the Preferred Stock.

            The Company shall authorize the issuance and sale to the Purchasers of 2,000,000 shares of its Series A Convertible Preferred Stock (the "Preferred Stock"), having the rights and preferences set forth in Exhibit A attached hereto. The Preferred Stock is convertible into shares of the Company's Common Stock (the "Common Stock").

            1B. Purchase and Sale of the Preferred Stock.

            Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell to each Purchaser and, each Purchaser shall purchase from the Company, the number of shares of Preferred Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price of $1.00 per share.

            1C. The Closing.

            The closing of the purchase and sale of the Preferred Stock (the "Closing") shall take place via facsimile at 10:00 a.m. on September __, 1999, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser. At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Preferred Stock to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by wire transfer of immediately available funds to the Company's account at [insert


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name of bank and its address], as set forth on the attached Schedule of Wire
Transfer Instructions, in the aggregate amount set forth opposite such Purchaser's name on the Schedule of Purchasers.

      Section 2 Conditions of Each Purchaser's Obligation at the Closing.

            The obligation of each Purchaser to purchase and pay for the Preferred Stock at the Closing is subject to the satisfaction or waiver as of the Closing of the following conditions:

            2A. Representations and Warranties; Covenants.

            The representations and warranties contained in Section 4 hereof shall be true and correct in all respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions contemplated herein, and the Company shall have performed in all respects all of the covenants required to be performed by it hereunder prior to the Closing.

            2B. Articles of Incorporation.

            The Company shall have duly adopted, executed and filed with the Secretary of State of California the Articles of Incorporation establishing the terms and the relative rights and preferences of the Preferred Stock in the form set forth in Exhibit A hereto (the "Articles of Incorporation"), and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock or otherwise amended its Articles of Incorporation. The Articles of Incorporation shall be in full force and effect as of the Closing under the laws of California and shall not have been amended or modified.

            2C. Registration Agreement.

            The Company and the Purchasers shall have entered into a registration rights agreement in form and substance as set forth in Exhibit B attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

            2D. Sale of Preferred Stock to Each Purchaser.

            The Company shall have simultaneously sold to each Purchaser the Preferred Stock to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full.


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            2E. Securities Law Compliance.

            The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Preferred Stock pursuant to this Agreement in compliance with such laws.

            2F. Closing Documents.

            The Company shall have delivered to each Purchaser all of the following documents:

                  (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified Paragraphs 2A through 2E, inclusive, have been fully satisfied in all material respects;

                  (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the filing of the Articles of Incorporation, the issuance and sale of the Preferred Stock, the reservation for issuance upon conversion of the Preferred Stock of an aggregate of 2,000,000 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement;

                  (iii) certified copies of the Articles of Incorporation and the Company's Bylaws (the "Bylaws"), each as in effect at the Closing;

                  (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal (if any));

                  (v) an opinion of Jones & Keller, counsel to the Company, with respect to the matters set forth in the attached Exhibit C; and

                  (vi) such other documents relating to the transactions contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

            2G. Proceedings.

            All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing


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and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

            2H. Waiver.

            Any condition specified in this Section 2 may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

      Section 3   Covenants.

            3A.   Financial Statements and Other Information.

            The Company shall deliver to each Purchaser:

                  (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, and commencing with the statements for October 1999, setting forth in each case comparisons to the corresponding period in the preceding fiscal year, and all such statements, except as disclosed therein, shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments and the Company's chief financial officer shall deliver a certificate to such effect;

                  (ii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise disclosed in such financial statements), and accompanied by, (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any material default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material


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      agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other such a default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

                  (iii) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (iv) not more than 90 nor less than 30 days prior to the beginning of each fiscal year commencing as of January 1, 2000, an annual financial plan for the Company and its Subsidiaries for such fiscal year on a monthly basis (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any revisions of such annual financial plan; and

                  (v) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as a Purchaser may reasonably request.

Each of the financial statements referred to in subparagraph (i) and (ii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments.

Notwithstanding the foregoing, the provisions of this paragraph 3A shall cease to be effective once the Company (i) (a) becomes subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements, and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this paragraph 3A all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act or (ii) or upon a sale, merger or consolidation of the Company with or into another entity where the surviving entity is not controlled by shareholders of the Company.

Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Purchaser entitled to receive information regarding the Company and its Subsidiaries under paragraph 3A shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as, or that a reasonable person would believe was, proprietary or confidential in nature; provided that each such Purchaser may, to the extent required by law, disclose such information in connection with a bona fide sale or transfer of any Preferred Stock, if the proposed transferee of such Person's Preferred Stock agrees in advance in writing in a written instrument in form and substance satisfactory to the Company to be


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bound by the provisions hereof.

            3B. Designation of Directors.

            So long as 500,000 shares of Preferred Stock are outstanding, the holders of the Preferred Stock shall each have the right to select two (2) representatives to be elected to the Company's board of directors, which representatives shall initially be Robert Egan and Jesse Dylan. The Company shall use its best efforts to cause such representatives to be elected to the board of directors and shall not take any action which would diminish the prospects of such representatives being elected to the board of directors. All reasonable out-of-pocket and documented expenses of each board member incurred in connection with attending regular and special board meetings shall be reimbursed by the Company.

            3C. Affirmative Covenants.

            So long any of the Preferred Stock remains outstanding the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of at least two-thirds of the outstanding Preferred Stock:

                  (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

                  (ii) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary repairs, renewals and replacements;

                  (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies, unless and to the extent that, in either case, the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                  (iv) comply with all other obligations which it incurs pursuant to any contract or agreement, as such obligations become due, or such obligations are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;


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                  (v) comply with all applicable laws, rules and regulations of all governmental authorities;

                  (vi) apply for and continue in force adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business; and

                  (vii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

            3D. Compliance with Agreements.

            The Company shall perform and observe (i) all of its obligations to each holder of the Preferred Stock set forth in the Articles of Incorporation, and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

            3E. Reservation of Common Stock.

            The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be promptly transmitted by the Company upon issuance).

            3F. Intellectual Property Rights.

            The Company shall, and shall cause each Subsidiary to, possess and maintain all Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would materially infringe upon or misappropriate any material rights of other Persons.


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

            3G. Rights of First Refusal and Preemptive Rights.

                  (i) Subject to the provisions of subparagraph (vi) below, other than (a) securities issued to employees, officers and directors of the Company, but only in the event that such issuances do not exceed ten percent of the Company's outstanding Common Stock as of the date hereof, on a fully-diluted basis ("fully-diluted basis" means all outstanding Common Stock and assumes the exercise or conversion of all other securities, outstanding as of the date hereof, exercisable for or convertible into Common Stock); (b) securities issued pursuant to a merger or acquisition with an unrelated third party; (c) securities issued in connection with an equipment leasing or financing which is primarily comprised of debt; (d) securities issued pursuant to a registration statement declared effective by the Securities and Exchange Commission, or
      (e) securities issued in connection with licensing or other strategic transactions but only if none of the Company's officers, directors, employees and affiliates are parties to such transactions, if the Company authorizes (or otherwise agrees to issue or sell) the issuance or sale in a financing of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock or Preferred Stock), the Company shall first offer to sell to each holder of at least 50,000 shares of Underlying Common Stock a portion of such stock or securities equal to product of (x) the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder by (2) the sum of the total number of shares of Underlying Common Stock (the "First Offer Right") and (y) the number of shares proposed to be sold by the Company in such offering. The Company shall make such offer by delivering to each holder a written notice (the "First Offer Notice") setting forth the following proposed terms of such financing: (i) the aggregate amount of such financing, (ii) the proposed type of security to be issued, (iii) the number of shares or units of such security to be issued, (iv) the proposed purchase price, (v) the conversion price if such security is convertible into Common Stock, (vi) the dividend rate and liquidation preference, if any and (vii) such other material terms.

                  (ii) In order to exercise its First Offer Right, a holder of Underlying Common Stock must within 10 business days after receipt of a First Offer Notice from the Company deliver a written notice to the Company describing its election with respect to the First Offer Right. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be available for offer by the Company to the Persons to whom the Company originally proposed to issue such securities.

                  (iii) Upon the expiration of the 10 day period after the date of receipt by the Purchasers of the First Offer Notice, and for a period of 120 days thereafter, the Company shall be entitled to sell such stock or securities which the holders of Underlying


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      Common Stock have not elected to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to such holders.

                  (iv) Each holder of Underlying Common Stock who has exercised a First Offer Right shall be entitled to purchase such stock or securities on the same terms and conditions as such stock or securities are sold to any other Persons. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash at the closing of the transaction with the other purchasers.

                  (v) The rights of the holders of Underlying Common Stock under this paragraph shall terminate upon (i) the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act with respect to a Qualified IPO; provided that if the registration statement is withdrawn or abandoned before any shares of Common Stock are sold thereunder, the provisions of this paragraph shall remain in effect or (ii) upon an acquisition, merger, or sale of the Company with or into another entity which is not controlled by the shareholders of the Company.

                  (vi) Notwithstanding the provisions of subparagraph (i) above, if the Company authorizes the issuance or sale in a financing of any shares of constituting Preferred Stock, Common Stock, or any securities containing options or rights to acquire any shares of Preferred Stock or Common Stock (other than as a dividend on the outstanding Common Stock or Preferred Stock) in amount which would result in aggregate proceeds to the Company of at least $500,000, the Company shall first offer to sell to each Purchaser a portion of such stock or securities up to the amount which would enable each Purchaser to increase its respective ownership of outstanding Common Stock fifteen percentage points above that of such Purchaser's percentage ownership of outstanding Common Stock (on a fully diluted basis, as defined above) immediately prior to such authorization by the Company (the "Financing Offer Right"); provided, however, in the event the total amount of securities the Company plans to sell in such financing is less than the amount necessary to allow the Purchasers to increase their respective ownership of outstanding Common Stock by fifteen percentage points, the Purchasers shall be eligible to purchase all of such Common Stock proposed to be sold by the Company in such financing on a pro rata basis, with each Purchaser being eligible to purchase a portion of such stock or securities equal to product of (x) the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such Purchaser by (2) the sum of the total number of shares of Underlying Common Stock and (y) the number of shares proposed to be sold by the Company in such offering; and provided further, that in the event that the Company proposes to sell such securities to Persons designated as "strategic partners" by the Purchasers in their sole discretion, the Purchasers shall be entitled to purchase a lesser amount of such securities, as determined in their sole discretion. The Company shall make such offer by delivering to


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      each Purchaser a written notice (the "Financing Offer Notice") setting forth the following proposed terms of such financing: (i) the aggregate amount of such financing, (ii) the proposed type of security to be issued,
      (iii) the number of shares or units of such security to be issued, (iv) the proposed purchase price, (v) the conversion price if such security is convertible into Common Stock, (vi) the dividend rate and liquidation preference, if any and (vii) such other terms as the Company deems material.

                        (A) In order to exercise its Financing Offer Right, a holder of Underlying Common Stock must within 10 business days after receipt of a Financing Offer Notice from the Company deliver a written notice to the Company describing its election with respect to the Financing Offer Right. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be available for offer by the Company to the Persons to whom the Company originally proposed to issue such securities.

                        (B) Upon the expiration of the 10 day period after receipt by a holder of the Financing Offer Notice, and for a period of 120 days thereafter, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to such holders.

                        (C) Each holder of Underlying Common Stock who has exercised a Financing Offer Right shall be entitled to purchase such stock or securities on the same terms and conditions as such stock or securities are sold to any other Persons. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash at the closing of the transaction with the other purchasers.

                        (D) The rights of the holders of Underlying Common Stock under this paragraph (vi) shall terminate upon (i) the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act with respect to a Qualified IPO; provided that if the registration statement is withdrawn or abandoned before any shares of Common Stock are sold thereunder, the provisions of this paragraph shall remain in effect or (ii) upon an acquisition, merger, or sale of the Company with or into another entity which is not controlled by the shareholders of the Company.

            3H. Redemptions; Dividends.

            Without the consent of the holders of two-thirds of the Preferred Stock, the Company shall not, and shall cause each Subsidiary not to, (i) directly or indirectly, declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities, or (ii) directly or indirectly, redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or acquire, any of the Company's or any Subsidiaries capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities).

      Section 4. Representations and Warranties of the Company.

            The Company hereby represents and warrants to the Purchasers that, except as set forth in the disclosure schedules hereto:

            4A. Organization, Corporate Power and Licenses.

            The Company is a corporation duly organized, validly existing and in good standing under the laws of California and is qualified to do business in every jurisdiction in which its lease or ownership of property or conduct of business requires it to so qualify. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.


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

            4B. Capital Stock and Related Matters.

                  (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 20,000,000 shares of preferred stock, of which 2,100,000 shares shall be designated as Preferred Stock, of which 2,100,000 shares are issued and outstanding, and (b) 50,000,000 shares of Common Stock, of which 8,000,000 are issued and outstanding and 2,100,000 shares shall be reserved for issuance upon conversion of the Preferred Stock and 2,000,000 shall be reserved for issuance upon exercise of outstanding options to purchase Common Stock. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth on the attached "Capitalization Schedule." As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as contemplated by this Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

                  (ii) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock hereunder or the issuance of the Common Stock upon conversion of the Preferred Stock. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock hereunder does not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock.

            4C. Subsidiaries; Investments.

            The attached "Subsidiary Schedule" correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted, and is qualified to do business in every jurisdiction in which its lease or ownership of property or conduct of business require it to so qualify. All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

            4D. Authorization; No Breach.

            The execution, delivery and performance of this Agreement and the Registration Agreement and the filing of the Articles of Incorporation have been duly authorized by the Company. This Agreement, the Registration Agreement and the Articles of Incorporation each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and the Registration Agreement, the offering, sale and issuance of the Preferred Stock hereunder, the issuance of the Common Stock upon conversion of the Preferred Stock, the filing of the Articles of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and would not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) other than pursuant to applicable securities laws, rules and regulations, require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Articles of Incorporation or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

            4E. Contracts and Commitments.

                  (i Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits Schedule," neither the Company nor any Subsidiary is a party to or bound by any written or oral:

                        (a pension, profit sharing, stock option, employee stock
            purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                        (b contract for the employment of any officer,
            individual
            employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates;

                        (c contract under which the Company or any Subsidiary
            has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

                        (d agreement or indenture relating to borrowed money or
            other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

                        (e guarantee of any obligation in excess of $50,000;

                        (f lease or agreement under which the Company or any
            Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

                        (g lease or agreement under which the Company or any
            Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

                        (h contract or group of related contracts with the same
            party or group of affiliated parties the performance of which involves consideration in excess of $100,000;

                        (i any agreement under which the Company or any
            Subsidiary could have liabilities in the future relating to the acquisition or disposition of assets or properties having a fair market value in excess of $100,000 by way of merger, consolidation, purchase, sale or otherwise, or granting to any Person a right at such Person's option to purchase or acquire any material asset or property, of the Company or any Subsidiary or any interest therein (not including dispositions of inventory in the ordinary course of business);

                        (j any agreement for the construction, acquisition or
            modification of any land, building, structure, improvement, fixture or other fixed asset, or for the incurrence of any other capital expenditure involving amounts in excess of $50,000 in the aggregate;

                        (k assignment, license, indemnification or agreement
            with respect
            to any material intangible property (including without limitation any Intellectual Property);

                        (l warranty agreement with respect to its services
            rendered or its products sold or leased;

                        (m agreement under which it has granted any Person any
            registration rights (including, without limitation, demand and piggyback registration rights);

                        (n sales, distribution or franchise agreement;

                        (o any contract or agreement pursuant to which the
            Company has incurred any debt on behalf of the Company or any of its Subsidiaries, or any indebtedness which will be fully or partially satisfied with any portion of the proceeds from the sale of the Preferred Stock; or

                        (o contract or agreement prohibiting it from freely
            engaging in any business or competing anywhere in the world.

                  (ii All of the contracts, agreements and instruments set forth on the Contracts Schedule are, with respect to the Company, valid, binding and enforceable in accordance with their respective terms. The Company and each Subsidiary have performed all material obligations required to be performed by them under the contracts, agreements and instruments listed on the Contracts Schedule to which they are parties and are not in material default under or in material breach of nor in receipt of any written claim of default or breach under any material contract, agreement or instrument to which the Company or any Subsidiary is a party listed on the Contracts Schedule; and no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company or any Subsidiary under any material contract, agreement or instrument to which the Company or any Subsidiary is a party listed on the Contracts Schedule.

            4F. Intellectual Property Rights.

                  (i The attached "Intellectual Property Schedule" contains a complete and accurate list, as of September __, 1999, of all (a) patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary,
(c) unregistered trade names and corporate names owned or used by the

      Company or any Subsidiary and (d) unregistered trademarks, service marks, copyrights and computer software owned or used by the Company or any Subsidiary, in each case which are material to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any material Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual Property Schedule, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted. To the Company's knowledge, the Company and its Subsidiaries have taken all reasonably necessary actions to maintain and protect the Intellectual Property Rights which they own.

                  (ii Except as set forth on the Intellectual Property Schedule, (a) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, (b) neither the Company nor any Subsidiary has received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights, and (c) to the Company's knowledge, the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons.

            4G. Litigation, etc.

            Except as set forth on the attached "Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary. Neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's knowledge, any governmental investigations or inquiries. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency.

            4H. Brokerage.

            Except as set forth on the attached "Brokerage Schedule," there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary.

            4I. Governmental Consent, etc.

            Other than with respect to applicable securities laws, rules and regulations, and filings with the Secretary of State of California, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the Registration Agreement, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "Consents Schedule" and except as expressly contemplated herein or in the exhibits hereto.

            4J. Insurance.

            The attached "Insurance Schedule" contains a true, correct and complete description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. Except as set forth on the Insurance Schedule, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs.

            4K. Compliance with Laws.

            Except as set forth on the attached "Compliance Schedule," to the Company's knowledge, neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation, and neither the Company nor any Subsidiary has received notice of any such violation.

            4L. Taxes.

                  (i The Company has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to or as of the Closing. All such Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

                  (ii The Company has paid (or has had paid on its behalf), or where payment is not due, has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Closing, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Closing.

                  (iii The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

                  (iv For purposes of this Agreement, the following terms shall have the following meanings: (A) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, and (B) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

            4M. Employees.

            Except as set forth on Section 4M of the Disclosure Schedule, to the Knowledge of the Company, no officer of the Company and no group of employees or independent contractors of the Company or any Subsidiary has any plans to terminate his, her or its employment or relationship as an independent contractor with the Company or any Subsidiary. Except as set forth in Section 4M of the Disclosure Schedule, no organizational effort is presently being made or, to the knowledge of the Company, threatened by or on behalf of any labor union with respect to any employees of the Company or any Subsidiary and none of their employees are represented by any labor union. Except as set forth in Section 4M of the Disclosure Schedule, the Company and the Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice and, to the knowledge of the Company, there is no reasonable basis for any unfair labor practice complaint or claim to be asserted against the Company or any Subsidiary, and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary. Except as set forth in
Section 4M of the Disclosure Schedule, the employees of the Company and the Subsidiaries are not subject to any collective bargaining agreement.

            4N. Year 2000.

            Except as set forth on Schedule 4N,

                  (i To the Company's knowledge, none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by

      Company or by any of its Subsidiaries in the conduct of their respective businesses will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (a) date-related data from, into and between the twentieth and twenty-first centuries or (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries;

                  (ii To the Company's knowledge, none of the products and services sold, licensed, leased, rendered, or otherwise provided by the Company or by any of its Subsidiaries in the conduct of their respective businesses will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (a) date-related data from, into and between the twentieth and twenty-first centuries or (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and, accordingly, neither the Company nor any of its Subsidiaries is or will be subject to any claim, demand, action, suit, liability, damage, material loss, or material expense arising from, or related to, circumstances where such products and services malfunction, cease to function, generate incorrect data, or produce incorrect results when processing, providing or receiving (x) date-related data from, into and between the twentieth and twenty-first centuries or (y) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and

                  (iii Neither the Company nor any of its Subsidiaries has made any other representations or warranties regarding the ability of any product or service sold, licensed, leased, rendered, or otherwise provided by Company or by any of its Subsidiaries in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (a) date-related data from, into and between the twentieth and twenty-first centuries and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

            4O. Closing Date.

            The representations and warranties of the Company contained in this
Section 4 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to any Purchaser at the Closing shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement, and will not contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein misleading.

      Section 5. Definitions.

            5A. Definitions.

            For the purposes of this Agreement, the following terms have the meanings set forth below:

            "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

            "Event of Noncompliance" means any condition, occurrence or event which, without regard to any giving of notice, lapse of time, or both, would constitute a material breach of any of the Company's obligations under this Agreement.

            "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trade names, trademarks, service marks and registrations and applications for registration thereof, and
(iii) copyrights (registered or unregistered) and registrations and applications for registration thereof.

            "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

            "Officer's Certificate" means a certificate signed on behalf of the Company by the Company's chief executive officer, its chief financial officer or chief administrative officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any material fact necessary to make the certificate not misleading.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Qualified IPO" has the meaning set forth in Article V, Section 5(b) of the Articles of Incorporation, as in effect on the Closing Date.

            "Restricted Securities" means (i) the Preferred Stock issued hereunder, (ii) the Common Stock issued upon conversion of the Preferred Stock and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

            "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

            "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

            "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

      Section 6. Miscellaneous.

            6A. Expenses.

            The Company shall reimburse the Purchasers for all reasonable and documented out-of-pocket expenses (including the reasonable attorneys' fees and out-of-pocket expenses of one outside counsel) actually incurred by them in connection with the transactions contemplated by this Agreement up to $50,000 in the aggregate, so long as the Purchaser provides timely notice and explanation of any fees in excess of $20,000.

            6B. Purchaser's Representations.

            Each Purchaser hereby represents and warrants to the Company as follows:

                  (i) it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

      "The securities represented by this certificate were originally issued on September __, 1999, and have not been registered under the Securities Act of 1933, as amended or the securities laws of any state. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of September __, 1999 and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

                  (ii) it is, if an entity, an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified to do business in every jurisdiction in which its lease or ownership of property or conduct of business requires it to so qualify, except where the failure to so qualify has not had and would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of such Purchaser or on such Purchaser's ability to perform its obligations hereunder (a "Purchaser Material Adverse Effect"). It possesses all requisite power and authority (corporate or otherwise) and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement, except for such licenses, permits and authorizations as the failure to possess would not reasonably be expected to have a Purchaser Material Adverse Effect.

                  (iii) The execution, delivery and performance of this
                        Agreement have been duly authorized by such Purchaser. This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms. The execution and delivery by such Purchaser of this Agreement, the purchase of the Preferred Stock hereunder and the fulfillment of and compliance with the terms hereof by such Purchaser, do not and would not (i) conflict with or result in the breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon such Purchaser's securities or assets pursuant to,
                        (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) other than pursuant to applicable securities laws, rules and regulations, require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organization documents of such Purchaser, or any law, statute, rule or regulation to which such Purchaser is subject, or any agreement, instrument, order, judgment or decree to which such Purchaser is subject.

                  (iv) Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

            6C. Consent to Amendments.

            Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of two-thirds of the outstanding Preferred Stock. No other course of dealing between the Company and the holder of any Preferred Stock or any delay in exercising any rights hereunder or under the Articles of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

            6D. Survival of Representations and Warranties.

            All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of one year after the Closing.

            6E. Successors and Assigns.

            Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

            6F. Severability.

            Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            6G.Counterparts.

            This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            6H. Descriptive Headings; Interpretation.

            The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

            6I. Governing Law.

            This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

            6J. Notices.

            All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:

                        Eruptor Entertainment, Inc.
                        4127 Via Marina, #303
                        Marina Del Rey, CA 90292
                        Facsimile: 310-286-1902
                        Attn: Brad Foxhoven

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

            6K. No Strict Construction.

            The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                      [Signatures Appear on Following Page]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                     ERUPTOR ENTERTAINMENT, INC.

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     PURCHASERS:

                                     CASSANDRA/CHASE ENTERTAINMENT
                                     PARTNERS, L.L.C.

                                       By: Cassandra-Chase Eruptor Entertainment
                                           Partners, L.L.C.

                                           By:
                                               ---------------------------------
                                               Robert Egan, Member


                                     PARADISE MUSIC & ENTERTAINMENT, INC.

                                     By:
                                         ---------------------------------------
                                         Jesse Dylan, Chief Executive Officer

                     SCHEDULE OF WIRE TRANSFER INSTRUCTIONS

           Wire transfers should be sent to the Company's account at:

                             SCHEDULE OF PURCHASERS

                                                               Total
                                           No. of             Purchase
                                           Shares              Price
                                             of                 For
             Names and                    Preferred          Preferred
             Addresses                      Stock              Stock
             ---------                      -----              -----

Cassandra/Chase Eruptor Entertainment     1,000,000        $   1,000,000
Partners, L.L.C.
561 Broadway, Suite 8C
New York, New York 10012-3918
Attn: Robert Egan
Facsimile: 212-966-5693

Paradise Music & Entertainment, Inc.      1,000,000        $   1,000,000
53 West 23rd Street
New York, New York 10010

TOTAL                                     2,000,000        $2,000,000.00

                                LIST OF EXHIBITS

Exhibit A - Articles of Incorporation

Exhibit B - Registration Agreement

Exhibit C - Legal Opinion of Jones & Keller

                          LIST OF DISCLOSURE SCHEDULES

                         Capitalization Schedule
                         Subsidiary Schedule
                         Contracts Schedule
                         Intellectual Property Schedule
                         Litigation Schedule
                         Brokerage Schedule
                         Consents Schedule
                         Insurance Schedule
                         Compliance Schedule
                         Employee Schedule
                         Y2K Schedule